Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2012 First Quarter Results,
Announces Strategic Restructuring Charge

NEW YORK, NY – May 1, 2012 – Hudson Global, Inc. (Nasdaq: HSON), a leading global provider of professional recruitment and related talent solutions, today announced financial results for the first quarter ended March 31, 2012.

2012 First Quarter Summary

•	Revenue of $200.6 million, a decrease of 8.2 percent from the first quarter of 2011, or 8.9 percent in constant currency

•	Gross margin of $73.2 million, or 36.5 percent of revenue, representing a 9.8 percent decrease from the same period last year, or 10.1 percent in constant currency

•	Adjusted EBITDA* loss of $0.9 million, compared with adjusted EBITDA of $2.4 million in the first quarter of 2011

•	EBITDA* loss of $2.2 million, compared with EBITDA of $2.5 million in the first quarter of 2011

•	Net loss of $3.2 million, or $0.10 per basic and diluted share, compared with net loss of $0.0 million, or $0.00 per basic and diluted share, for the first quarter of 2011

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

“Challenging market conditions persisted throughout the first quarter and drove our results to the low end of our expectations. After making significant progress in 2011 towards our long-term goals, we have initiated the next phase of our strategic transition,” said Manuel Marquez, chairman and chief executive officer at Hudson. “We will take action to accelerate investment in our growth businesses, optimize the Hudson service delivery model, and extract synergies from our back office and business processes. We believe that by taking these actions, we will make 2012 a foundational year in our progress towards achieving our long-term financial and strategic goals.”

Commenting on the company’s plans, chief financial officer Mary Jane Raymond said, “Our action plan is designed to address some of the more imbedded aspects of our operating model that have caused our earnings progress to be too slow. We have taken the initial steps to move to a leaner regional structure and more consistent global operations. Our 2011 efforts to build greater global coordination have prepared the organization to undertake this work.”

Strategic Transformation

The company launched its strategic transformation program in 2011 and now moves to accelerate the changes through the following actions:

•	Redirect resources to, and drive sustainable growth from, high potential strategic businesses, RPO and eDiscovery, and focus on the growth markets of the world.

•	Optimize its operations in underperforming sectors and markets to deliver improved performance. The company will re-engineer the delivery model and consolidate operations globally.

•	Streamline its back office support areas and business processes, and establish a shared services operation and global centers of excellence, to gain significant efficiencies of operation.

The above actions will be supported by a restructuring charge of $8 - $10 million during 2012, including $4 - $6 million in the second quarter. Annualized cost savings are expected to be twice the charge. In 2012, savings from the program are expected to offset 50 percent of the charge. First quarter actions related to the restructuring, primarily severance expenses in Europe, and other charges, totaled $1.3 million.

Regional Highlights

Americas

In the first quarter, Hudson Americas’ gross margin increased 14 percent compared with the prior year period, driven by 100 percent gross margin growth in permanent recruitment, primarily from strength in RPO. Temporary contracting was down 3 percent from prior year as Legal eDiscovery declined due to gaps in large project workflow. Adjusted EBITDA was $0.3 million for the first quarter, up slightly from $0.2 million a year ago.

Asia Pacific

During the first quarter, European economic conditions and a slowdown in financial services continued to impact Asia Pacific as some multi-national clients delayed hiring decisions. Gross margin was down 12 percent in constant currency in the first quarter from the prior year period, as a 31 percent increase in talent management could not offset reductions in permanent recruitment and temporary contracting. China’s gross margin was up 6 percent while all other countries in the region declined in the quarter. Adjusted EBITDA declined 36 percent to $2.1 million, or 2.9 percent of revenue from $3.2 million in the first quarter of 2011.

Europe

Gross margin in Europe was down 15 percent in constant currency in the first quarter compared with the first quarter of 2011, as a slowdown in financial services demand impacted the U.K. business. In continental Europe, growth in the Netherlands contracting business and steady results in Belgium were not enough to offset declines in France. Adjusted EBITDA of $1.4 million, or 1.7 percent of revenue, was down from $4.1 million a year ago.

Liquidity and Capital Resources

The company ended the first quarter of 2012 with $81.0 million in liquidity, composed of $24.9 million in cash and $56.1 million in availability under its credit facilities. The company used $7.2 million in cash flow from operations during the quarter and had no outstanding borrowings at the end of the first quarter, compared with $3.4 million at the end of the fourth quarter of 2011.

Business Outlook

Given the current economic environment, the slowdown in the financial services sector, and the actions being taken to reposition the business, the company expects sequential second quarter 2012 revenue growth to range from down slightly to up 5 percent. Against prior year, revenue may decline by around 20 percent at prevailing exchange rates. The company expects second quarter 2012 adjusted EBITDA between $0 and $3 million before restructuring charges and expects the charge in the quarter will range from $4 to $6 million. This compares with revenue of $247.4 million and EBITDA of $7.7 million in the second quarter of 2011.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at www.hudson.com.

The archived call will be available on the investor information section of the company's web site at www.hudson.com.

About Hudson

Hudson is a leading provider of permanent recruitment, contract professionals and talent management services worldwide.  From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses.  The company employs more than 2,000 professionals serving clients and candidates in approximately 20 countries. More information is available at www.hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s ability to implement cost reduction initiatives effectively, including the recently announced restructuring program; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; restrictions on the company’s operating flexibility due to the terms of its credit facilities; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue	$200,590	$218,539
Direct costs	127,382	137,341
Gross margin	73,208	81,198
Operating expenses:
Selling, general and administrative expenses	74,465	78,808
Depreciation and amortization	1,505	1,576
Business reorganization and integration expenses	940	351
Total operating expenses	76,910	80,735
Operating income (loss)	(3,702)	463
Other income (expense):
Interest income (expense), net	(161)	(206)
Other income (expense), net	(4)	487
Income (loss) before provision for income taxes	(3,867)	744
Provision for (benefit from) income taxes	(646)	750
Net income (loss)	$(3,221)	$(6)
Earnings (loss) per share:
Basic	$(0.10)	$(0.00)
Diluted	$(0.10)	$(0.00)

Weighted average shares outstanding:
Basic	31,765	31,325
Diluted	31,765	31,325

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$24,930	$37,302
Accounts receivable, less allowance for doubtful accounts of $1,680 and $1,772, respectively	132,567	131,489
Prepaid and other	13,850	13,132
Total current assets	171,347	181,923
Property and equipment, net	18,000	17,838
Deferred tax assets, non-current	10,408	8,628
Other assets	6,022	8,157
Total assets	$205,777	$216,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,734	$12,025
Accrued expenses and other current liabilities	70,698	74,248
Short-term borrowings	-	3,384
Accrued business reorganization expenses	759	858
Total current liabilities	83,191	90,515
Other non-current liabilities	10,593	10,867
Income tax payable, non-current	4,869	7,807
Total liabilities	98,653	109,189
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,283 and 32,776 shares, respectively	33	33
Additional paid-in capital	471,719	470,786
Accumulated deficit	(400,511)	(397,290)
Accumulated other comprehensive income—translation adjustments	36,045	34,255
Treasury stock, 34 and 79 shares, respectively, at cost	(162)	(427)
Total stockholders’ equity	107,124	107,357
Total liabilities and stockholders' equity	$205,777	$216,546

HUDSON GLOBAL, INC.

SEGMENT ANALYSIS - QUARTER TO DATE

(in thousands)

(unaudited)

For The Three Months Ended March 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,170	$74,263	$81,157	$-	$200,590
Gross margin, from external customers	$11,831	$29,313	$32,064	$-	$73,208
Adjusted EBITDA (loss) (1)	$275	$2,124	$1,415	$(4,754)	$(940)
Business reorganization expenses (recovery)	$20	$67	$720	$133	$940
Office integration expense	-	316	-	-	316
Non-operating expense (income), including corporate administration charges	746	1,731	1,782	(4,255)	4
EBITDA (loss) (1)	$(491)	$8	$(1,087)	$(631)	$(2,201)
Depreciation and amortization expenses					1,505
Interest expense (income), net					161
Provision for (benefit from) income taxes					(646)
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$(3,221)

For The Three Months Ended March 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,812	$79,017	$93,710	$-	$218,539
Gross margin, from external customers	$10,357	$31,903	$38,938	$-	$81,198
Adjusted EBITDA (loss) (1)	$204	$3,151	$4,136	$(5,100)	2,390
Business reorganization expenses (recovery)	$-	$-	$351	$-	$351
Office integration expense	-	-	-	-	-
Non-operating expense (income), including corporate administration charges	583	1,137	1,610	(3,816)	(486)
EBITDA (loss) (1)	$(379)	$2,014	$2,175	$(1,284)	$2,526
Depreciation and amortization expenses					1,576
Interest expense (income), net					206
Provision for (benefit from) income taxes					750
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$(6)

For the Three Months Ended December 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,802	$83,185	$91,751	$-	$222,738
Gross margin, from external customers	$13,738	$33,598	$37,312	$-	$84,648
Adjusted EBITDA (loss) (1)	$2,445	$4,988	$2,967	$(4,131)	$6,269
Business reorganization expenses (recovery)	$-	$-	$(27)	$-	$(27)
Office integration expense	-	-	-	-	-
Non-operating expense (income), including corporate administration charges	1,204	1,847	1,854	(4,615)	290
EBITDA (loss) (1)	$1,241	$3,141	$1,140	$484	$6,006
Depreciation and amortization expenses					1,501
Interest expense (income), net					234
Provision for (benefit from) income taxes					962
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$3,309

For the Three Months Ended June 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$50,912	$96,275	$100,191	$-	$247,378
Gross margin, from external customers	$13,021	$40,218	$42,228	$-	$95,467
Adjusted EBITDA (loss) (1)	$1,838	$6,099	$5,521	$(5,402)	$8,056
Business reorganization expenses (recovery)	$-	$-	$396	$-	$396
Office integration expense	-	-	-	-	-
Non-operating expense (income), including corporate administration charges	678	2,295	2,390	(5,358)	5
EBITDA (loss) (1)	$1,160	$3,808	$2,735	$(44)	$7,661
Depreciation and amortization expenses					1,636
Interest expense (income), net					375
Provision for (benefit from) income taxes					1,426
Loss (income) from discontinued operations, net of taxes					-
Net income (loss)					$4,224

(1)	Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.

Reconciliation for Constant Currency

(in thousands)

(unaudited)

The company operates on a global basis, with the majority of our gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period.

Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends.

The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2012	2011
			Currency	Constant
	As reported	As reported	translation	currency
Revenue:
Hudson Americas	$45,170	$45,812	$(7)	$45,805
Hudson Asia Pacific	74,263	79,017	4,053	83,070
Hudson Europe	81,157	93,710	(2,472)	91,238
Total	$200,590	$218,539	$1,574	$220,113
Gross margin:
Hudson Americas	$11,831	$10,356	$(6)	$10,350
Hudson Asia Pacific	29,313	31,905	1,472	33,377
Hudson Europe	32,064	38,937	(1,208)	37,729
Total	$73,208	$81,198	$258	$81,456
SG&A and other non-operating income (expense) (1):
Hudson Americas	$12,299	$10,733	$(7)	$10,726
Hudson Asia Pacific	29,233	29,888	1,413	31,301
Hudson Europe	32,438	36,415	(1,144)	35,271
Corporate	499	1,285	-	1,285
Total	$74,469	$78,321	$262	$78,583
Business reorganization expenses:
Hudson Americas	$20	$-	$-	$-
Hudson Asia Pacific	67	-	-	-
Hudson Europe	720	351	(8)	343
Corporate	133	-	-	-
Total	$940	$351	$(8)	$343
Operating income (loss):
Hudson Americas	$(64)	$(118)	$-	$(118)
Hudson Asia Pacific	1,045	2,432	108	2,540
Hudson Europe	333	3,319	(113)	3,206
Corporate	(5,016)	(5,170)	-	(5,170)
Total	$(3,702)	$463	$(5)	$458
EBITDA (loss):
Hudson Americas	$(491)	$(379)	$(1)	$(380)
Hudson Asia Pacific	8	2,014	59	2,073
Hudson Europe	(1,087)	2,175	(55)	2,120
Corporate	(631)	(1,284)	-	(1,284)
Total	$(2,201)	$2,526	$3	$2,529

(1)	SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).